Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact:
PGT Media Relations
Danielle Mikesell
Office: 941-480-1600
Cell: 941-525-3907
dmikesell@pgtindustries.com

PGT, INC. TO ACQUIRE WINDOOR, INC.
Strengthens Position in High-End Commercial and Residential Impact Fenestration Markets

N. VENICE, FL – November 30th 2015  PGT, Inc. (NASDAQ: PGTI), the nation’s leading manufacturer and supplier of residential impact-resistant windows and doors, announced it has signed a definitive agreement to acquire WinDoor, Incorporated. Located in Orlando, Florida, WinDoor provides high-performance, impact-resistant windows and doors for five-star resorts, luxury high-rise condominiums, hotels and custom residential homes. The acquisition combines the strengths of PGT, Inc. and WinDoor, Inc. by leveraging PGTI’s breadth of capabilities and resources with WinDoor’s specialty expertise in areas such as thermally-broken products and award-winning doors to deliver an unparalleled impact-resistant product offering to consumers, builders, and architects.

“WinDoor’s seasoned management team has done a fantastic job of building a solid and successful business that produces exceptional products,” stated Rod Hershberger, Chairman of the Board and Chief Executive Officer of PGTI. “We are most excited, however, that PGTI and WinDoor share a strong family-centric culture that values quality and craftsmanship. I am very pleased to announce the addition of another strong brand of products into our PGTI portfolio.”

WinDoor, Inc. will become a wholly owned subsidiary of PGTI. The transaction, valued at approximately $102 million, is consistent with PGTI’s plan to grow strategically while contributing to earnings growth through targeted acquisitions of complementary specialty products. This acquisition will improve PGTI’s EBITDA margin, and the deal is expected to be earnings accretive within 12 to 18 months, depending on the cost of capital for the new credit facility.

The transaction will introduce a third brand to the PGTI portfolio to include PGT, CGI, and WinDoor. All three business units focus on serving the impact-resistant window and door industry. The acquisition is expected to:
•	Enhance PGTI’s leadership position in the growing impact-resistant window and door industry while offering its customers a wide variety of offerings
•	Add a high quality company with strong margins; for 2015 WinDoor's margins will be higher than PGTI's
•	Diversify and broaden PGTI’s brand and product portfolio, including the addition of thermally-broken products and more comprehensive sliding & swing door product lines
•	Increase penetration into the commercial and high-end fenestration markets
•	Strengthen the Company’s ability to compete against national suppliers and other storm protection systems
•	Create synergies by maximizing efficiencies and scale including purchasing and logistics
•	Broaden manufacturing footprint and capabilities

"The acquisition of WinDoor aligns with our corporate growth strategy to acquire brands and products that generate revenue and leverage our core capabilities,” said Jeff Jackson, PGTI’s President, and Chief Operating Officer. “Rapid growth requires us to stay focused on what we know and leverage synergies between business units. This acquisition marks the second within the past 18 months that enables PGTI to deliver a richer and more comprehensive portfolio to our customers within the impact-resistant window and door market. The combination of the companies’ strengths and cultures will deliver a richer product offering to our customers, extend more opportunities to our collective workforce and promote stronger returns for our shareholders.”

Subject to customary closing conditions, the transaction is expected to close in the middle of the first quarter of 2016. Deutsche Bank and Suntrust have committed to providing a long-term debt facility of $350 million ($255 pro forma debt, net of undrawn revolver and cash liquidity) which will be used to consummate the acquisition, repay existing indebtedness and for general corporate purposes.

After the transaction closes:
•	WinDoor, Inc. will continue to operate and manufacture products in Orlando, Florida.
•	WinDoor, Inc. will remain a separate and distinct brand in the marketplace.
•	PGTI will leverage best practices and synergies of [PGT Windows & Doors], CGI and WinDoor to provide incremental value to employees, customers, business partners, and stockholders.

“I am extremely proud of the commitment and passion of our employees. For over 15 years, we have had a mission of craftsmanship, attention to detail and ultra-high performance.  Becoming part of the PGT family allows that mission to continue for many more years to come,” commented Frank Lukens, Founder of WinDoor. “We have found a culture and a management team that embody the best of the philosophies on which WinDoor was founded. This is such an exciting moment in the history of WinDoor, and I couldn't imagine a better pairing than WinDoor and PGT.”

PGT, Inc. will host a conference call on Wednesday, December 9th 2015, to discuss the acquisition as well as other business matters. The teleconference will begin at 2:30pm eastern time and will be hosted by Rod Hershberger, Chief Executive Officer, Jeff Jackson, President and Chief Operating Officer, and Brad West, Senior Vice President and Chief Financial Officer.

Teleconference details will be published later today.

ABOUT PGT, INCORPORATED:
PGT INC. (NASDAQ: PGTI), headquartered in Venice, Florida, creates products and services which focus on protecting and enhancing the beauty and functionality of homes and businesses. The Company’s trusted brands include PGT Windows & Doors and CGI Windows & Doors. PGT Industries holds a solid market leadership position within its segment and is part of the S&P SmallCap 400 Index. For additional information, visit ir.pgtindustries.com.

ABOUT PGT WINDOWS & DOORS:
PGT Windows & Doors pioneered the U. S. impact-resistant window and door industry, and today is the nation’s leading manufacturer and supplier of residential impact-resistant windows & doors. Founded in 1980, the Company employs approximately 1,900 at its manufacturing, glass laminating and tempering plants in North Venice, Florida. Utilizing the latest designs and technology, PGT Windows & Doors are ideal for new construction and replacement projects serving residential, commercial, high-rise and institutional markets. The company’s product lines include PGT Aluminum & Vinyl Windows and Doors; PGT EnergyVue; PGT WinGuard; PGT PremierVue; PGT ClassicVue; PGT Architectural Systems; and PGT Eze-Breeze Sliding Panels. PGT Windows & Doors is a wholly owned subsidiary of PGT, Inc. (NASDAQ: PGTI). For additional information, visit pgtindustries.com.

ABOUT CGI WINDOWS & DOORS:
CGI was established in 1992 and has consistently built a reputation based on designing and manufacturing quality impact resistant products that meet or exceed the stringent Miami-Dade County impact standards. The Company has over 320 employees at its manufacturing plant in Miami, Florida. Today the Company continues to lead as an innovator in product craftsmanship, strength and style, and its brands are highly recognized and respected by the architectural community. CGI product lines include the Estate Collection, Sentinel by CGI, Estate Entrances, Commercial Series and Targa by CGI. CGI Windows and Doors is a wholly owned subsidiary of PGT, Inc. (NASDAQ: PGTI). For additional information, visit cgiwindows.com.

FORWARD-LOOKING STATEMENTS:
From time to time, we have made or will make forward-looking statements within the meaning of Section 21E of the Exchange Act. These statements do not relate strictly to historical or current facts. Forward-looking statements usually can be identified by the use of words such as “goal”, “objective”, “plan”, “expect”, “anticipate”, “intend”, “project”, “believe”, “estimate”, “may”, “could”, or other words of similar meaning. Forward-looking statements provide our current expectations or forecasts of future events, results, circumstances or aspirations. Our disclosures in this report contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. We may also make forward-looking statements in our other documents filed or furnished with the Securities and Exchange Commission and in oral presentations. Forward-looking statements are based on assumptions and by their nature are subject to risks and uncertainties, many of which are outside of our control. Our actual results may differ materially from those set forth in our forward-looking statements. There is no assurance that any list of risks and uncertainties or risk factors is complete. Factors that could cause actual results to differ materially from those described in our forward-looking statements include, but are not limited to:

▪	Changes in new home starts and home remodeling trends
▪	The economy in the U.S. generally or in Florida where the substantial portion of our sales are generated
▪	Raw material prices, especially aluminum
▪	Transportation costs
▪	Level of indebtedness
▪	Dependence on WinGuard and certain other branded product lines
▪	Integration of acquisition(s)
▪	Product liability and warranty claims
▪	Federal and state regulations, and
▪	Dependence on our manufacturing facilities

Any forward-looking statements made by us or on our behalf speak only as of the date they are made and we do not undertake any obligation to update any forward-looking statement to reflect the impact of subsequent events or circumstances. Before making any investment decision, you should carefully consider all risks and uncertainties disclosed in all our SEC filings, including our reports on Forms 8-K, 10-Q and 10-K and our registration statements under the Securities Act of 1933, as amended, all of which are accessible on the SEC’s website at www.sec.gov and at  http://ir.pgtindustries.com/sec.cfm.